Exhibit 99.1

PRESS RELEASE

FTAI Reports Second Quarter 2017 Results, Dividend of $0.33 per Common Share

NEW YORK, [August 3, 2017] – Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company”) today reported financial results for the three months ended June 30, 2017. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q2’17
Net Cash Provided by Operating Activities	$15,595
Net Loss Attributable to Shareholders	$(1,460)
Basic and Diluted Loss per Share	$(0.02)

Funds Available for Distribution (“FAD”)(1)	$34,612
Adjusted Net Income(1)	$626
Adjusted Net Income per Share(1)	$0.01
Adjusted EBITDA(1)	$28,833
________________________________________

(1)	This is a Non-GAAP measure. For definitions and reconciliations of Non-GAAP measures, please refer to the exhibit to this press release.

For the second quarter of 2017, our total FAD was $34.61 million. This amount includes $54.50 million from equipment leasing activities, offset by $(6.14) million and $(13.75) million from infrastructure and corporate activities, respectively.

Second Quarter 2017 Dividend

On August 3, 2017, the Company’s Board of Directors declared a cash dividend on its common stock of $0.33 per share for the quarter ended June 30, 2017, payable on August 28, 2017 to the holders of record on August 18, 2017.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.ftandi.com, and the Company’s Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

The Company will host a conference call on Friday, August 4, 2017 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing 1-877-447-5636 (from within the U.S.) or 1-615-247-0080 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “FTAI Second Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftandi.com.

Following the call, a replay of the conference call will be available after 12:00 P.M. on Friday, August 4, 2017 through midnight Friday, August 11, 2017 at 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.), Passcode: 49481501.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
Fortress Transportation and Infrastructure Investors LLC
(212) 798-6128
aandreini@fortress.com

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in August 2017 will be treated as a partnership distribution. The per share distribution components are as follows:

Distribution Components
U.S. Long Term Capital Gain(1)	$—
Non-U.S. Long Term Capital Gain	$—
U.S. Portfolio Interest Income (2)	$0.1370
U.S. Dividend Income (3)	$—
Income Not from U.S. Sources(4) / Return of Capital	$0.1930
Distribution Per Share	$0.3300

(1)
U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.

(2)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-Percent shareholder under §871(h)(3)(B) of the Code.

(3)	This income is subject to withholding under §1441 of the Code.

(4)	This income is not subject to withholding under §1441 or §1446 of the Code.

It is possible that a common shareholder’s allocable share of FTAI’s taxable income may differ from the distribution amounts reflected above.

Exhibit - Financial Statements

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollar amounts in thousands, except share and per share data)	2017	2016	2017	2016
Revenues
Equipment leasing revenues	$40,383	$22,351	$71,771	$41,926
Infrastructure revenues	10,811	10,844	24,096	22,722
Total revenues	51,194	33,195	95,867	64,648

Expenses
Operating expenses	21,324	17,551	42,337	31,909
General and administrative	3,341	3,361	7,176	5,949
Acquisition and transaction expenses	1,880	1,875	3,332	2,934
Management fees and incentive allocation to affiliate	3,865	4,231	7,758	8,579
Depreciation and amortization	20,221	14,701	37,598	27,918
Interest expense	7,684	5,120	12,378	10,423
Total expenses	58,315	46,839	110,579	87,712

Other (expense) income
Equity in (losses) of unconsolidated entities	(327)	(259)	(1,593)	(174)
Gain on sale of equipment and finance leases, net	1,999	1,545	4,017	3,267
Loss on extinguishment of debt	—	—	(2,456)	(1,579)
Asset impairment	—	(7,450)	—	(7,450)
Interest income (expense)	84	(128)	367	(119)
Other income	20	58	32	98
Total other income (expense)	1,776	(6,234)	367	(5,957)

Loss before income taxes	(5,345)	(19,878)	(14,345)	(29,021)
Provision for income taxes	464	178	676	112
Net loss	(5,809)	(20,056)	(15,021)	(29,133)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(4,349)	(8,863)	(9,147)	(12,158)
Net loss attributable to shareholders	$(1,460)	$(11,193)	$(5,874)	$(16,975)

Basic and Diluted Loss per Share:	$(0.02)	$(0.15)	$(0.08)	$(0.22)
Weighted Average Shares Outstanding:
Basic and Diluted	75,762,674	75,730,165	75,762,480	75,728,717

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30,	December 31,
(Dollar amounts in thousands, except share and per share data)	2017	2016
Assets
Cash and cash equivalents	$32,575	$68,055
Restricted cash	51,453	65,441
Accounts receivable, net	26,695	21,358
Leasing equipment, net	954,461	765,455
Finance leases, net	9,492	9,717
Property, plant, and equipment, net	426,919	352,181
Investments (includes $24,686 and $17,630 available-for-sale securities at fair value as of June 30, 2017 and December 31, 2016, respectively)	58,191	39,978
Intangible assets, net	34,707	38,954
Goodwill	116,584	116,584
Other assets	32,630	69,589
Total assets	$1,743,707	$1,547,312

Liabilities
Accounts payable and accrued liabilities	$48,326	$38,239
Debt, net	494,754	259,512
Maintenance deposits	53,892	45,394
Security deposits	24,347	19,947
Other liabilities	21,138	18,540
Total liabilities	642,457	381,632

Equity
Common shares ($0.01 par value per share; 2,000,000,000 shares authorized; 75,762,674 and 75,750,943 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively)	758	758
Additional paid in capital	1,034,893	1,084,757
Accumulated deficit	(44,707)	(38,833)
Accumulated other comprehensive income	5,854	7,130
Shareholders’ equity	996,798	1,053,812
Non-controlling interest in equity of consolidated subsidiaries	104,452	111,868
Total equity	1,101,250	1,165,680
Total liabilities and equity	$1,743,707	$1,547,312

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
(Dollar amounts in thousands, unless otherwise noted)	2017	2016
Cash flows from operating activities:
Net loss	$(15,021)	$(29,133)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in losses of unconsolidated entities	1,593	174
Gain on sale of equipment and finance leases, net	(4,017)	(3,267)
Security deposits and maintenance claims included in earnings	—	(300)
Loss on extinguishment of debt	2,456	1,579
Equity-based compensation	530	(3,846)
Depreciation and amortization	37,598	27,918
Asset impairment	—	7,450
Change in current and deferred income taxes	80	(308)
Change in fair value of non-hedge derivative	—	3
Amortization of lease intangibles and incentives	3,291	3,279
Amortization of deferred financing costs	2,064	1,249
Operating distributions from unconsolidated entities	—	30
Bad debt expense	63	55
Other	331	269
Change in:
Accounts receivable	(6,268)	(4,413)
Other assets	9,909	(7,410)
Accounts payable and accrued liabilities	1,871	4,603
Management fees payable to affiliate	(578)	(152)
Other liabilities	(627)	3,210
Net cash provided by operating activities	33,275	990

Cash flows from investing activities:
Change in restricted cash	13,988	(6,678)
Investment in notes receivable	—	(2,119)
Investment in unconsolidated entities and available for sale securities	(21,172)	—
Principal collections on finance leases	225	2,302
Acquisition of leasing equipment	(224,070)	(83,714)
Acquisition of property plant and equipment	(50,688)	(13,281)
Acquisition of lease intangibles	(197)	(803)
Purchase deposit for aircraft and aircraft engines	(5,725)	(500)
Proceeds from sale of finance leases	—	71,000
Proceeds from sale of leasing equipment	30,241	15,905
Proceeds from sale of property, plant and equipment	51	78
Proceeds from deposit on sale of leasing equipment	2,505	—
Return of capital distributions from unconsolidated entities	—	432
Net cash used in investing activities	$(254,842)	$(17,378)

Cash flows from financing activities:
Proceeds from debt	243,911	108,658
Repayment of debt	(11,875)	(153,721)
Payment of deferred financing costs	(2,722)	(3,935)
Receipt of security deposits	4,590	1,997
Return of security deposits	(1,657)	(316)
Receipt of maintenance deposits	9,975	6,637
Release of maintenance deposits	(6,111)	(5,653)
Capital contributions from non-controlling interests	—	7,433
Settlement of equity-based compensation	—	(200)
Cash dividends	(50,024)	(50,007)
Net cash provided by (used in) financing activities	$186,087	$(89,107)

Net decrease in cash and cash equivalents	$(35,480)	$(105,495)
Cash and cash equivalents, beginning of period	68,055	381,703
Cash and cash equivalents, end of period	$32,575	$276,208

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted Net Income and Adjusted EBITDA as performance measures.

Adjusted Net Income is our key performance measure and provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted Net Income is defined as net income attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, and equity in earnings of unconsolidated entities, (b) to include the impact of cash income tax payments, and our pro-rata share of the Adjusted Net Income from unconsolidated entities, and (c) to exclude the impact of the non-controlling share of Adjusted Net Income. We evaluate investment performance for each reportable segment primarily based on Adjusted Net Income. We believe that net income attributable to shareholders, as defined by GAAP, is the most comparable earnings measurement with which to reconcile Adjusted Net Income.

The following table presents our consolidated reconciliation of net loss attributable to shareholders to Adjusted Net Loss for the three and six months ended June 30, 2017 and June 30, 2016:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2017	2016	2017	2016
Net loss attributable to shareholders	$(1,460)	$(11,193)	$(5,874)	$(16,975)
Add: Provision for income taxes	464	178	676	112
Add: Equity-based compensation expense (income)	443	118	530	(3,846)
Add: Acquisition and transaction expenses	1,880	1,875	3,332	2,934
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	2,456	1,579
Add: Changes in fair value of non-hedge derivative instruments	—	—	—	3
Add: Asset impairment charges	—	7,450	—	7,450
Add: Pro-rata share of Adjusted Net (Loss) Income from unconsolidated entities (1)	(419)	(322)	(1,685)	(237)
Add: Incentive allocations	—	—	—	—
Less: Cash payments for income taxes	(592)	(69)	(595)	(420)
Less: Equity in losses (earnings) of unconsolidated entities	327	259	1,593	174
Less: Non-controlling share of Adjusted Net Loss (2)	(17)	(3,710)	(56)	(2,721)
Adjusted Net Income (Loss)	$626	$(5,414)	$377	$(11,947)

(1) Pro-rata share of Adjusted Net Income from unconsolidated entities includes the Company’s proportionate share of the unconsolidated entities’ net income adjusted for the excluded and included items detailed in the table above, for which there were no adjustments.

(2) Non-controlling share of Adjusted Net Loss is comprised of the following for the three months ended June 30, 2017 and 2016: (i) equity-based compensation of $50 and $5, (ii) provision for income tax of $(2) and $0, (iii) asset impairment of $0 and $3,725, less (iv) cash tax payments of $31 and $20, respectively. Non-controlling share of Adjusted Net (Loss) Income is comprised of the following for the six months ended June 30, 2017 and 2016: (i) equity-based compensation of $75 and $(1,614), (ii) provision for income tax of $13 and $14, (iii) loss on extinguishment of debt of $0 and $616, and (iv) asset impairment of $0 and $3,725, less (v) cash tax payments of $32 and $20, respectively.

We view Adjusted EBITDA as a secondary measurement to Adjusted Net Income, which we believe serves as a useful supplement to investors, analysts and management to measure economic performance of deployed revenue generating assets between periods on a consistent basis, and which we believe measures our financial performance and helps identify operational factors that management can impact in the short-term, namely our cost structure and expenses. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other entities may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA is defined as net income attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net loss attributable to shareholders to Adjusted EBITDA for the three and six months ended June 30, 2017 and June 30, 2016:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2017	2016	2017	2016
Net loss attributable to shareholders	$(1,460)	$(11,193)	$(5,874)	$(16,975)
Add: Provision for income taxes	464	178	676	112
Add: Equity-based compensation expense (income)	443	118	530	(3,846)
Add: Acquisition and transaction expenses	1,880	1,875	3,332	2,934
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	2,456	1,579
Add: Changes in fair value of non-hedge derivative instruments	—	—	—	3
Add: Asset impairment charges	—	7,450	—	7,450
Add: Incentive allocations	—	—	—	—
Add: Depreciation & amortization expense (3)	21,583	16,337	40,889	31,191
Add: Interest expense	7,684	5,120	12,378	10,423
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (4)	189	788	(491)	2,160
Less: Equity in losses (earnings) of unconsolidated entities	327	259	1,593	174
Less: Non-controlling share of Adjusted EBITDA (5)	(2,277)	(6,902)	(4,519)	(8,935)
Adjusted EBITDA (non-GAAP)	$28,833	$14,030	$50,970	$26,270

(3) Depreciation and amortization expense includes $20,221 and $14,701 of depreciation and amortization expense, $1,065 and $1,576 of lease intangible amortization, and $297 and $60 of amortization for lease incentives in the three months ended June 30, 2017 and 2016, respectively. Depreciation and amortization expense includes $37,598 and $27,918 of depreciation and amortization expense, $2,347 and $3,154 of lease intangible amortization, and $944 and $119 of amortization for lease incentives in the six months ended June 30, 2017 and 2016, respectively.

(4) Pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the three months ended June 30, 2017 and 2016: (i) net (loss) income of $(376) and $(320), (ii) interest expense of $223 and $257, and (iii) depreciation and amortization expense of $342 and $851, respectively.  Pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the six months ended  June 30, 2017 and 2016: (i) net (loss) income of $(1,685) and $(267), (ii) interest expense of $474 and $661, and (iii) depreciation and amortization expense of $720 and $1,766, respectively.

(5) Non-controlling share of Adjusted EBITDA is comprised of the following items for the three months ended June 30, 2017 and 2016: (i) equity based compensation of $50 and $5, (ii) provision for income taxes of $(2) and $0, (iii) interest expense of $476 and $1,490, (iv) depreciation and amortization expense of $1,753 and $1,682, and (v) asset impairment of $0 and $3,725, respectively. Non-controlling share of Adjusted EBITDA is comprised of the following items for the six months ended June 30, 2017 and 2016: (i) equity based compensation of $75 and $(1,614), (ii) provision for income taxes of $13 and $14, (iii) interest expense of $1,004 and $2,956, (iv) depreciation and amortization expense of $3,427 and $3,238, (v) loss on extinguishment of debt of $0 and $616, and (vi) asset impairment of $0 and $3,725, respectively.

We use Funds Available for Distribution (“FAD”) in evaluating its ability to meet its stated dividend policy. FAD is not a financial measure in accordance with GAAP. The GAAP measure most directly comparable to FAD is net cash provided by operating activities. We believe FAD is a useful metric for investors and analysts for similar purposes.

We define FAD as: net cash provided by operating activities plus principal collections on finance leases, proceeds from sale of assets, and return of capital distributions from unconsolidated entities, less required payments on debt obligations and capital distributions to non-controlling interest, and excluding changes in working capital.

The following table sets forth a reconciliation of FAD to Cash from Operating Activities for the six months ended June 30, 2017 and 2016:

	Six Months Ended June 30,
(in thousands)	2017	2016
Net Cash Provided by Operating Activities	$33,275	$990
Add: Principal Collections on Finance Leases	225	2,302
Add: Proceeds from sale of assets (1)	30,292	87,483
Add: Return of Capital Distributions from Unconsolidated Entities	—	432
Less: Required Payments on Debt Obligations (2)	(3,125)	(49,223)
Less: Capital Distributions to Non-Controlling Interest	—	—
Exclude: Changes in Working Capital	(4,307)	4,162
Funds Available for Distribution (FAD)	$56,360	$46,146

(1) Proceeds from sale of assets for the six months ended June 30, 2016 includes $500 received in December 2015 for a deposit on the sale of a commercial jet engine, which was completed in the six months ended June 30, 2016.

(2) Required payments on debt obligations for the six months ended June 30, 2017 excludes $100,000 repayment of the Term Loan and $8,750 repayment of the CMQR loan, and for the six months ended June 30, 2016 excludes $98,750 repayment upon the termination of the Jefferson Terminal Credit Agreement, which were voluntary refinancings as repayment of these amounts were not required at such time.

The following tables set forth a reconciliation of Cash from Operating Activities to FAD for the three and six months ended June 30, 2017:

	Three Months Ended June 30, 2017
(in thousands)	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$54,504	$(6,142)	$(13,750)	$34,612
Less: Principal Collections on Finance Leases				(115)
Less: Proceeds from sale of assets				(20,407)
Less: Return of Capital Distributions from Unconsolidated Entities				—
Add: Required Payments on Debt Obligations (1)				1,563
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(58)
Cash from Operating Activities				$15,595

(1) Required payments on debt obligations for the three months ended June 30, 2017 exclude $8,750 repayment of the CMQR loan, which was a voluntary refinancing as repayment of this amount was not required at such time.

	Six Months Ended June 30, 2017
(in thousands)	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$90,263	$(9,830)	$(24,073)	$56,360
Less: Principal Collections on Finance Leases				(225)
Less: Proceeds from sale of assets				(30,292)
Less: Return of Capital Distributions from Unconsolidated Entities				—
Add: Required Payments on Debt Obligations (1)				3,125
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				4,307
Cash used in Operating Activities				$33,275

(1) Required payments on debt obligations for the six months ended June 30, 2017 excludes $100,000 repayment of the Term Loan and $8,750 repayment of the CMQR loan, which were voluntary refinancings as repayment of these amounts were not required at such time.

FAD is subject to a number of limitations and assumptions and there can be no assurance that the Company will generate FAD sufficient to meet its intended dividends. FAD has material limitations as a liquidity measure of the Company because such measure excludes items that are required elements of the Company’s net cash provided by operating activities as described below. FAD should not be considered in isolation nor as a substitute for analysis of the Company’s results of operations under GAAP, and it is not the only metric that should be considered in evaluating the Company’s ability to meet its stated dividend policy. Specifically:

•
FAD does not include equity capital called from the Company’s existing limited partners, proceeds from any debt issuance or future equity offering, historical cash and cash equivalents and expected investments in the Company’s operations.

•	FAD does not give pro forma effect to prior acquisitions, certain of which cannot be quantified.

•
While FAD reflects the cash inflows from sale of certain assets, FAD does not reflect the cash outflows to acquire assets as the Company relies on alternative sources of liquidity to fund such purchases.

•
FAD does not reflect expenditures related to capital expenditures, acquisitions and other investments as the Company has multiple sources of liquidity and intends to fund these expenditures with future incurrences of indebtedness, additional capital contributions and/or future issuances of equity.

•	FAD does not reflect any maintenance capital expenditures necessary to maintain the same level of cash generation from our capital investments.

•
FAD does not reflect changes in working capital balances as management believes that changes in working capital are primarily driven by short term timing differences, which are not meaningful to the Company’s distribution decisions.

•	Management has significant discretion to make distributions, and the Company is not bound by any contractual provision that requires it to use cash for distributions.

If such factors were included in FAD, there can be no assurance that the results would be consistent with the Company’s presentation of FAD.